                                                                   EXHIBIT 11.01

                        FIREARMS TRAINING SYSTEMS, INC.
          STATEMENT REGARDING COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In thousands, except per share data)


                                                          Basic Earnings Per Share(1)               Diluted Earnings Per Share(1)
                                                               Six Months Ended                           Six Months Ended
                                                                 September 30,                              September 30,

                                                            1999              1998                   1999                 1998
                                                          ----------      ----------                -----------      -----------
Weighted average number of common
 shares outstanding                                         20,746          20,668                     20,746           20,668

Shares issued upon assumed exercise of
 outstanding options                                            --              --                         --               --

Weighted average common and common                        --------        --------                  ---------         --------
 equivalent shares outstanding                              20,746          20,668                     20,746           20,668
                                                          ========        ========                  =========         ========

Net income                                                $ (4,007)       $ (2,844)                 $  (4,007)        $ (2,844)
                                                          ========        ========                  =========         ========

Earnings per share                                        $  (0.19)       $  (0.14)                 $   (0.19)        $  (0.14)
                                                          ========        ========                  =========         ========

---------------

(1) Shares reflect a 100,000-for-one stock split in July 1996 in connection with the recapitalization and a split of 1,66-for-one in October 1996.